Exhibit 99.2

TERMINATION OF REGISTRATION RIGHTS AGREEMENT

Reference is hereby made to that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of August 9, 2005, by and between Apogee Technology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and Laurus Master Fund, Ltd. (the “Purchaser”), and entered into in connection with that certain Securities Purchase Agreement, dated as of August 9, 2005, by and between the Company and the Purchaser.  Any and all capitalized terms used and not otherwise defined herein shall have the meanings as set forth in the Registration Rights Agreement.

The Company and the Purchaser, which is the Holder of all of the outstanding Registrable Securities, desire to terminate the Registration Rights Agreement.  The undersigned hereby agree that the Registration Rights Agreement shall be and hereby is terminated as of the date set forth below, and shall have no further force and effect as of such date.  Any and all rights and obligations of the Company and the Purchaser granted pursuant to and as set forth in the Registration Rights Agreement are hereby terminated and shall cease to exist as of the date hereof.

IN WITNESS WHEREOF, the undersigned have executed this Termination of Registration Rights Agreement as of this December 5, 2005.

APOGEE TECHNOLOGY, INC.

By:	/s/ Herbert M. Stein
Name: Herbert M. Stein
Title: President and Chief Executive Officer

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name:	David Grin
Title:	Director